Exhibit 10.17
     REGISTRATION RIGHTS AGREEMENT dated as of                     , 2010 (the “Agreement”) among CAMPUS CREST COMMUNITIES, INC., a Maryland corporation (including any successor entity, the “Company”), CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the “Operating Partnership”), and MXT Capital, LLC, a Delaware limited liability company, Ted W. Rollins and Michael S. Hartnett.
RECITALS
     WHEREAS, in connection with the initial public offering of shares of the Company’s common stock, par value $0.01 per share, the Company, the Operating Partnership and the Investors (as herein defined) engaged in formation transactions whereby each such Investor contributed to the Operating Partnership their interests in certain properties and other assets in exchange for OP Units (as herein defined) in the Operating Partnership;
     WHEREAS, pursuant to the Partnership Agreement (as herein defined) OP Units owned by the Investors will be redeemable for cash or exchangeable for shares of Common Stock of the Company upon the terms and subject to the conditions contained therein; and
     WHEREAS, as part of the formation transactions, the Company agreed to grant to the Investors certain rights to register any shares of Common Stock of the Company obtained by such Investors upon conversion of their OP Units in accordance with the terms of the Partnership Agreement.
     NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company, the Operating Partnership and each of MXT Capital, LLC, Ted W. Rollins and Michael S. Hartnett hereby agree as follows:
     Section 1. Definitions.
     As used in this Agreement, the following terms shall have the following meanings:
     “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.
     “Closing Date” means the date of the closing of the Initial Public Offering.
     “Commission” means the Securities and Exchange Commission or any other agency at the time administering the Securities Act.
     “Common Stock” means the common stock, par value $0.01 per share, of the Company or such other Securities of the Company into which such common stock may, at any time, be converted or exchanged.

     “Control” means (including, with correlative meanings, “controlled by” and “under common control with”), with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.
     “Governmental Entity” means any federal, state, municipal, foreign or other government, governmental department, commission, administrative agency, board, bureau, agency or instrumentality, or any private or public court or tribunal.
     “Initial Public Offering” means the Company’s proposed initial public offering of Common Stock pursuant to a Registration Statement on Form S-11 (File No. 333-166834).
     “Investors” means each of the Persons listed on Schedule 1 hereto which engaged in the Company’s formation transactions whereby such Investors contributed certain assets to the Operating Partnership in exchange for OP Units, and includes MXT Capital, LLC and any Affiliate, spouse, lineal descendant of Ted W. Rollins or Michael S. Hartnett or any brother or sister or any personal representative, estate or executor under the will of such Persons or any trust established for the benefit of any one or more of the foregoing, and any permitted successor to, or permitted assignee or permitted transferee of any such Person under Section 16 of this Agreement.
     “Notice and Questionnaire” means a written notice, substantially in the form attached as Exhibit A, delivered by an Investor to the Company containing all information about such Investor required to be included in such registration statement in accordance with applicable law, including Item 507 of Regulation S-K promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto.
     “OP Units” means partnership units of the Operating Partnership.
     “Operating Partnership” means Campus Crest Communities Operating Partnership, LP.
     “Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares hereunder.
     “Partnership Agreement” means the Agreement of Limited Partnership of the Operating Partnership, as filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Registration Statement on Form S-11 (File No. 333-166834).
     “Person” shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

     “Primary Shares” means at any time any authorized but unissued Securities of the Company or Securities held in the treasury of the Company.
     “Redemption Limitation” has the meaning specified in Section 7(a).
     “Registrable Shares” means the shares of (a) Common Stock held by the Investors which constitute Restricted Shares, (b) the shares of Common Stock that, at the election of the Company, may be issued and delivered to the Investors in connection with their redemption of OP Units, and (c) the shares of Common Stock that may be issued and delivered to the Investors pursuant to Section 7 hereof, which shares of Common Stock referenced in the preceding clauses (b) and (c), as the case may be upon such issuance and delivery, would be Restricted Shares. For purposes of clarification and not limitation, holders of OP Units shall be deemed to be holders of the number of Registrable Shares that, at the election of the Company, may be issued and delivered to such holders if they were to redeem all such OP Units then outstanding, and references to “outstanding” Registrable Shares shall be deemed to include such OP Units that are then outstanding (it being understood that the Company shall not have any obligation to register such OP Units under this Agreement prior to their redemption in exchange for shares of Common Stock).
     “Resale Shelf Registration Statement” shall have the meaning set forth in Section 2(a) hereof.
     “Restricted Shares” means shares of Common Stock held by any Investor at any time and from time to time and any other Securities which by their terms are exercisable or exchangeable for or convertible into shares of Common Stock which are held by such Investor. As to any particular Restricted Shares, once issued, such Restricted Shares shall cease to be Restricted Shares when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (ii) they, together with all other Securities held by an Investor, are eligible to be sold or distributed pursuant to Rule 144 in a single transaction by such Investor without limitation, or (iii) they shall have ceased to be outstanding.
     “Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).
     “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.
     “Security” has the meaning given to such term under Section 2 of the Securities Act.
     Section 2. Shelf Registration.
     (a) Subject to the conditions of this Section 2, the Company shall prepare and file not earlier than the first anniversary of the Closing Date and not later than thirteen (13) months after the Closing Date, a “shelf” registration statement with respect to the resale of the Registrable Shares not previously registered pursuant to Sections 3 or 4 hereof by the Investors on an appropriate form for an offering to be made on a delayed or continuous basis pursuant to

Rule 415 under the Securities Act (the “Resale Shelf Registration Statement”) and permitting the resale of such Registrable Shares by such Investors in accordance with the methods of distribution set forth in the Resale Shelf Registration Statement. The Company shall use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective by the Commission as promptly as reasonably practicable after the filing thereof, and, subject to Section 11, to keep such Resale Shelf Registration Statement continuously effective for a period ending when all shares of Common Stock covered by the Resale Shelf Registration Statement are no longer Registrable Shares. Each Investor that has delivered a duly completed and executed Notice and Questionnaire to the Company on or prior to the date ten (10) business days prior to the date of effectiveness of the Resale Shelf Registration Statement shall be named as a selling securityholder in the Resale Shelf Registration Statement and the related prospectus. If required by applicable law, subject to the terms and conditions hereof, after effectiveness of the Resale Shelf Registration Statement, the Company shall file a supplement to such prospectus or amendment to the Resale Shelf Registration Statement as necessary to name as selling securityholders therein any other Investors that provide to the Company a duly completed and executed Notice and Questionnaire subsequent to ten (10) business days prior to the initial date of effectiveness, and shall use commercially reasonable efforts to cause any post-effective amendment to such Resale Shelf Registration Statement filed for such purpose to be declared effective by the Commission as promptly as reasonably practicable after the filing thereof; provided, however, that the Company shall not be obligated to file any such prospectus supplement or post-effective amendment more frequently than every three months.
     (b) Notwithstanding anything contained in this Section 2 to the contrary, the Company shall not be obligated to effect the registration of Registrable Shares under this Section 2 unless and until such time as the Company shall have qualified for the use of Form S-3 promulgated under this Securities Act or any successor form thereto.
     (c) Any Investor that has not delivered a duly completed and executed Notice and Questionnaire shall not be entitled to be named as a selling shareholder in, or have the Registrable Shares held by it covered by, a Resale Shelf Registration Statement.
     Section 3. Demand Registration
     (a) Subject to the conditions of this Section 3, at any time on or after the date on which this Agreement becomes effective, if the Investors holding at least a majority of Registrable Shares then outstanding shall request in writing that the Company effect the registration of at least twenty-five percent (25%) of the Registrable Shares then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $3,000,000) under the Securities Act, the Company shall promptly use its best efforts to effect the registration under the Securities Act of such Registrable Shares.
     (b) Notwithstanding anything contained in this Section 3 to the contrary, the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:
     (i) The Company shall not be obligated to file and cause to become effective more than two registration statements initiated pursuant to Section 3(a)

above on Form S-11 promulgated under the Securities Act (or any successor form thereto).
     (ii) The Company shall not be obligated to effect the registration of Registrable Shares under this Section 3(a) following effectiveness of a registration statement filed by the Company pursuant to Section 2 above.
     (iii) (A) The Company may delay the filing or effectiveness of any registration statement for a period of up to 90 days after the date of any request for registration pursuant to Section 3(a) if at the time of such request: (X) the Company is engaged, or has fixed plans to engage within 15 days of the time of such request, in a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Shares have been or will be permitted to include all the Registrable Shares so requested to be registered pursuant to Section 4 or (Y) the Company reasonably determines that such registration and offering would interfere with, or require premature disclosure of, any material transaction or material litigation involving the Company or any of its Subsidiaries; provided, however, that the Company shall only be entitled to invoke its rights under this Section 3(b)(iii) one time during any twelve month period.
     (B) If the Company shall delay the filing or effectiveness of any registration statement pursuant to Section 3(b)(iii)(A) and if the Investors requesting such registration pursuant Section 3(a) shall within 30 calendar days after receipt of the notice of postponement advise the Company in writing that they have determined to withdraw such request for registration, then such request for registration shall be deemed to be withdrawn and shall not be counted as a request for registration pursuant to Section 3(a) hereof.
     (iv) With respect to any registration pursuant to this Section 3, the Company shall give notice of such registration to the Investors who do not request registration hereunder and the Company may include in such registration any Primary Shares or Other Shares; provided, however, that, with respect to any underwritten offering, if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration shall be included in the following order:
     (A) first, the Registrable Shares for which registration has been requested (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder);
     (B) second, the Primary Shares; and

     (C) third, the Other Shares.
     (v) If the holders of Registrable Shares requesting to be included in a registration pursuant to Section 3(a) so elect, the offering of such Registrable Shares pursuant to such registration shall be in the form of an underwritten offering. The holders of Registrable Shares requesting such registration shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the lead managing underwriter or underwriters in connection with such offering.
     (vi) At any time before the registration statement covering such Registrable Shares becomes effective, the holders of a majority of such shares may request the Company to withdraw or not to file the registration statement. In that event, unless such request of withdrawal was made pursuant to Section 3(b)(iii)(B) or caused by, or made in response to, a material adverse effect or a similar event related to the business, properties, condition, or operations of the Company not known (without imputing the knowledge of any other Person to such holder) by the holders initiating such request at the time their request was made, or other material facts not known to such holders at the time their request was made, the holders shall be deemed to have used one of their registration rights under Section 3(a).
     Section 4. Piggyback Registration.
     (a) If, prior to the effectiveness of any registration statement filed pursuant to Section 2 or 3 hereof, the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto)), it shall give written notice to the Investors of its intention to so register such Primary Shares or Other Shares at least 30 days before the initial filing of the registration statement related thereto and, upon the request, delivered to the Company within 20 days after delivery of any such notice by the Company, of the Investors to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its commercially reasonable efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the Securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares or Other Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:
     (i) first, the Primary Shares;
     (ii) second, the Registrable Shares for which registration has been requested (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder); and
     (iii) third, the Other Shares.
     If any Investor disapproves of the terms of any such underwriting, such Investor may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) days prior to the effective date of the registration statement. Any Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.
     (b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4(a) prior to the effectiveness of such registration whether or not any Investor has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 8 hereof.
     Section 5. Holdback Agreement.
     Upon the effectiveness of this Agreement, each Investor agrees that he, she or it, shall not sell publicly, make any short sale of, or otherwise dispose publicly of, any Restricted Shares (other than sales or dispositions to its Affiliates and other than with respect to those Securities included in such registration) without the prior written consent of the Company, for a period (the “Lockup Period”) designated by the Company in writing to the Investors, which period shall not last more than 180 days after the date on which this Agreement becomes effective; provided, however, that all parties subject to a Lockup Period shall only be released early from their obligations thereunder on a pro rata basis.
     Section 6. Preparation and Filing.
     If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:
     (a) use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective for a period of one year or until all of such Registrable Shares have been disposed of (if earlier);
     (b) furnish, at least ten business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the holders of Registrable Shares requesting such registration (the “Investors’ Counsel”), copies of all such documents proposed to be filed (it being understood that such ten business day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Investors’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);
     (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of one year or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;
     (d) notify in writing the Investors’ Counsel of the receipt by the Company of any notification with respect to (i) any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;
     (e) use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the holders of Registrable Shares reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investors to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Investors; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e);
     (f) furnish to the Investors such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Investors may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;
     (g) without limiting subsection (e) above, use its commercially reasonable efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Investors holding such Registrable Shares to consummate the disposition of such Registrable Shares;
     (h) notify the Investors holding such Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares or any document related thereto includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Investors prepare and furnish to such Investors a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
     (i) make available upon reasonable notice and during normal business hours, for inspection by the Investors holding such Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Investors or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court or governmental agency or authority of competent jurisdiction, (iii) such Information has been made generally available to the public through no breach of the nondisclosure obligations of the Inspectors or their Affiliates or (iv) such disclosure is required to be made under applicable law;
     (j) use its commercially reasonable efforts to obtain from its independent certified public accountants “cold comfort” letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;
     (k) use its commercially reasonable efforts to obtain from its counsel an opinion or opinions in customary form;
     (l) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;
     (m) promptly issue to any underwriter to which the Investors holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;
     (n) list such Registrable Shares on any national securities exchange (including the New York Stock Exchange, the Nasdaq Stock Market or the American Stock Exchange) on which the shares of Common Stock are listed at the time of effectiveness of the registration statement;
     (o) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements covering a period of 12 months beginning within three months after the effective date of the subject registration statement; and
     (p) otherwise use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.
     Each holder of the Registrable Shares, upon receipt of any notice from the Company of any event of the kind described in Section 6(h) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(h) hereof, and, if so directed by the Company, such holder shall deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.
     Section 7. Purchase of OP Units.
     (a) The Company’s obligations to facilitate the registration of Registrable Shares hereunder shall apply notwithstanding Section 8.6.E of the Partnership Agreement (the “Redemption Limitation”). If Registrable Shares are eligible to be sold pursuant to a registration statement filed hereunder notwithstanding the Redemption Limitation, the Company shall facilitate such sale by acquiring the underlying OP Units and exchanging such OP Units for shares of Common Stock pursuant to Section 7(b) hereof.
     (b) If an Investor shall have requested the registration of Registrable Shares pursuant to Section 3 or 4 hereof and the Company shall be obligated to facilitate the sale of such Registrable Shares by exchanging OP Units for shares of Common Stock pursuant to Section 7(a) hereof, the settlement date for such exchange shall be such date as the Investor may reasonably request and the number of shares of Common Stock to be exchanged shall equal the REIT Shares Amount as determined pursuant to Section 8.6.B of the Partnership Agreement, mutatis mutandis, with the settlement date or dates reasonably requested by the Investor from time to time pursuant hereto considered the Specified Redemption Date (as defined in the Partnership Agreement) for purposes of such determination.
     Section 8. Expenses.
     All expenses incurred by the Company and the Investors in complying with their obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Shares, including, without limitation, all registration and filing fees (including all expenses incident to filing with the Financial Industry Regulatory Authority), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company’s counsel and accountants, including the expenses of any regular or special audits incident to or required by any such registration, and fees and expenses of the Investors’ Counsel shall be paid by the Company; provided, however, that all underwriting discounts, selling commissions applicable to the Registrable Shares, Primary Shares and Other Shares shall be borne by the holders selling such Registrable Shares, Primary Shares and Other Shares, in proportion to the number of Registrable Shares, Primary Shares and Other Shares sold by each such holder.
     Section 9. Indemnification.
     (a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each holder of Registrable Shares, each of such holder’s officers, directors, employees, members, partners, and advisors and their respective Affiliates, each underwriter, broker or any other person acting on behalf of any holder of Registrable Shares and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages, liabilities, or actions joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission or any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or, in any case, any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company or relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company by the holders of Registrable Shares (with respect to which such indemnity is sought) specifically for use in the preparation thereof.
     (b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall severally (based on the percentage of all Registrable Shares, Primary Shares and Other Shares included in such registration that were owned by such holder) and not jointly and severally indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9(a)) the Company, each director and officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission or any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or, in any case, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter by such holder of Registrable Shares specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each holder of Registrable Shares, to an amount equal to the net proceeds actually received by such holder from the sale of Registrable Shares effected pursuant to such registration.

     (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 9, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided hereunder, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.
     (d) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by errata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any person.

     Section 10. Investors’ Obligations.
     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Shares of any Investor that such Investor shall:
     (a) Furnish to the Company such written information regarding such Investor and the distribution proposed by such Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement including, without limitation, the Notice and Questionnaire, and shall undertake to update such information on a timely basis during the periods when any registration statement that includes the Registrable Shares is effective and cooperate with the Company in preparing any such registration and any amendments thereto;
     (b) Agree, with respect to a particular offering, to sell their Registrable Shares to the underwriters at the same price and on substantially the same terms and conditions as the Company or the other Persons on whose behalf the registration statement was being filed have agreed to sell their Securities; and
     (c) Promptly notify the Company of the sale or transfer of any Registrable Shares.
     Section 11. Suspension of Use of Registration Statement.
     (a) If the Board of Directors of the Company determines in its good faith judgment that the filing of a registration statement under this Agreement or the use of any related prospectus would be materially detrimental to the Company because such action would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would materially impede the Company’s ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, upon written notice of such determination by the Company to the Investors which shall be signed by the Chief Executive Officer, Chief Investment Officer, President or any Executive Vice President of the Company certifying thereto, the rights of the Investors to offer, sell or distribute any Registrable Shares pursuant to a registration or to require the Company to take action with respect to the registration or sale of any Registrable Shares pursuant to this Agreement shall be suspended until the earliest of (i) the date upon which the Company notifies the Investors in writing that suspension of such rights for the grounds set forth in this Section 11 is no longer necessary and they may resume use of the applicable prospectus, (ii) the date upon which copies of the applicable supplemented or amended prospectus is distributed to the Investors, and (iii) up to 60 consecutive days after the notice to the Investors; provided, that the Company shall not be entitled to exercise any such right more than two (2) times in any twelve month period or less than 30 days from the termination of the prior such suspension period. The Company agrees to give the notice under (i) above as promptly as practicable following the date that such suspension of rights is no longer necessary.
     (b) If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X promulgated under the Securities Act or any similar successor rule, upon written notice thereof by the Company to the Investors, the rights of the Investors to offer, sell or distribute any Registrable Shares pursuant to a Resale Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Shares pursuant to a Resale Shelf Registration Statement shall be suspended until the date on which the Company has filed such reports or obtained and filed the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in a Resale Shelf Registration Statement, and the Company shall notify the Investors as promptly as practicable when such suspension is no longer required.
     Section 12. Exchange Act Compliance.
     From the date on which this Agreement becomes effective, the Company shall comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144. The Company shall reasonably cooperate with the Investors in supplying such information as may be reasonably necessary for the Investors to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.
     Section 13. No Conflict of Rights; Future Rights.
     (a) The Company shall not, after the date hereof, grant any registration rights which conflict with or impair the rights granted to the Investors hereby. If at any time following the date hereof, the Company shall grant to any present or future securityholder of the Company rights to in any manner cause or participate in any registration statement of the Company that, in the reasonable judgment of the Investors, are superior to or conflict with the rights granted to the Investors hereby such grant shall be null, void and ultra vires.
     (b) As of the date of this Agreement, no Person other than the Investors has rights, and no Person other than the Investors is the beneficiary of any agreement, understanding or arrangement with respect to the provision of rights by the Company, with respect to the registration under federal or state securities laws of the issuance or sale of the Common Stock or other securities of the Company, the Operating Partnership or any other Affiliate of the Company.
     Section 14. Termination.
     This Agreement shall terminate and be of no further force or effect upon the date at which there shall no longer be any Registrable Shares, including any Registrable Shares that may, at the election of the Company, be issued and delivered to the Investors in connection with the redemption of OP Units, outstanding.
     Section 15. Benefits of Agreement; Third Party Beneficiaries.
     Except as provided herein, this Agreement shall bind and inure to the benefit of the Company, the Investors and subject to Section 15, the respective successors and assigns of the Company and the Investors. Each of the non-signatory Investors to this Agreement are intended third party beneficiaries of this Agreement. The managing underwriter(s) in connection with the Initial Public Offering are intended third party beneficiaries of the agreements of the Persons contained in Section 5.
     Section 16. Assignment.
     Each Investor may assign its rights hereunder to any purchaser or transferee of Registrable Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto. The Company may not assign any rights hereunder without the consent of the Investors, except by operation of Law.
     Section 17. Entire Agreement; Amendment and Restatement; Effectiveness.
     This Agreement, and the other writings referred to herein or delivered pursuant hereto, contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto, and shall become effective immediately upon the consummation of the Initial Public Offering.
     Section 18. Notices.
     All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, electronic mail nationally—recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(i)	if to the Company or the Operating Partnership, to:

Campus Crest Communities, Inc.
2100 Rexford Rd, Suite 414
Charlotte NC 28211
Attn: Donald L. Bobbitt, Jr.
Telephone: (704) 496-2500
Facsimile: (704) 496-2599
Email: donnie.bobbitt@campuscrest.com

with a copy (which shall not constitute notice) to:

Bradley Arant Boult Cummings LLP
1819 5th Avenue North
Birmingham, AL 35203
Attention: J. Andrew Robison
Telephone: 205-521-8596
Facsimile: 205-521-8800
Email: arobison@babc.com

(ii)	if to any Investor:

Initially to the address indicated in such Investor’s Notice and Questionnaire or, if no Notice and Questionnaire has been delivered, c/o Campus Crest Properties, Inc., 2100 Rexford Road, Suite 414, Charlotte, NC 28211, Attention: Chief Executive Officer, or to such other address and to such other Persons as any Investor may hereafter specify in writing.
     All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by facsimile or electronic mail, on the date of such delivery assuming such date is a business day, and if such date is not a business day on the date that is the business day immediately subsequent to such date, (b) in the case of dispatch by nationally—recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.
     Section 19. Modifications; Amendments; Waivers.
     The terms and provisions of this Agreement may not be modified or amended except pursuant to a writing signed by the Company, and by the Investors holding at least a majority of all Registrable Shares then outstanding. Any waiver of any provision of this Agreement requested by any party hereto must be granted in advance, in writing by the party granting such waiver; provided, however, that the holders of a majority of all then outstanding Registrable Shares may grant a waiver on behalf of all Investors.
     Section 20. Counterparts; Facsimile Signatures.
     This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.
     Section 21. Headings.
     The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     Section 22. Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial.
     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of Delaware to be applied.
     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     Section 23. Severability.
     It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
* * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

CAMPUS CREST COMMUNITIES, INC.

By:

Name:

Title:

CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP

By:	Campus Crest Communities, Inc., its General Partner

By:

Name:

Title:

INVESTORS:

MXT CAPITAL, LLC

By:

Name:

Title:

Ted W. Rollins

Michael S. Hartnett

Schedule I
Investors
Ted W. Rollins
Michael S. Hartnett
MXT Capital, LLC
Carl H. Ricker, Jr.
Flynn Development, LLC
Mansion Ridge Investment Company, LLC
Marc Rollins
Steve Emtman
Horatio Alger Association Endowment
Matthew S. O’Reilly

Exhibit A
Form of Notice and Questionnaire
CAMPUS CREST COMMUNITIES, INC.
Selling Securityholder Notice and Questionnaire
     The undersigned beneficial owner of common stock (the “Common Stock”) of Campus Crest Communities, Inc. (the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated as of [   ], 20___ (the “Registration Rights Agreement”), among the Company, Campus Crest Communities Operating Partnership, LP, MXT Capital, LLC, Ted W. Rollins and Michael S. Hartnett. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.
     The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:
QUESTIONNAIRE
1.	Name.
(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Control Person or Persons (which means a person who directly or indirectly, alone or with others, has power to vote or dispose of the securities covered by this Notice and Questionnaire):

2.	Address for Notices to Selling Securityholder:
Telephone:
Fax:
Contact Person:
Email:
3.	Beneficial Ownership of Registrable Securities:
(a)	Type and Number of Registrable Securities beneficially owned:
4.	Broker-Dealer Status and Distribution Arrangements:
(a)	Are you a broker-dealer?
Yes ☐       No ☐
Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
(b)	Are you an affiliate of a broker-dealer?
Yes ☐       No ☐
(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?
Yes ☐       No ☐
Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(d)	If you, at the time of your purchase of the Registrable Securities, have any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities, please describe such agreements or understandings.
5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.
Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.
(a)	Type and Amount of Other Securities beneficially owned by the Selling Securityholder:
6.	Relationships with the Company:
Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.	General:

If there is any additional information necessary to make the answers that you have given above not misleading in light of the circumstances under which such answers were given, please provide such information.
The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof.
By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.
IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:
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